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                           NEW YORK VENTURE FUND, INC.
                              ARTICLES OF AMENDMENT

         NEW YORK VENTURE FUND, INC., a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Baltimore City, Maryland hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: The Articles of Incorporation of the Corporation are hereby amended as follows:

         Article FIRST of the Articles of Incorporation of the Corporation is hereby amended to be and read as follows: The name of the Corporation is DAVIS NEW YORK VENTURE FUND, INC.

         SECOND: The name of the Corporation has been amended by the Board of Directors of the Corporation in accordance with and pursuant to Article FIFTH, Section (b) of the Articles of Incorporation of the Corporation and ss.2-605 of the Maryland General Corporation Law.

         THIRD: The Corporation is registered as an open-end investment company with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940.

         FOURTH: The Board duly adopted a resolution changing the name of the Corporation to Davis New York Venture Fund, Inc. on March 24, 1995.

         FIFTH: The effective date of these Articles of Amendment is October 1, 1995.



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         IN WITNESS WHEREOF, New York Venture Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary this 21st day of August, 1995.

                                         NEW YORK VENTURE FUND, INC.

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ATTEST:


-------------------------
Raymond O. Padilla,
Secretary




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         THE UNDERSIGNED, Vice President of New York Venture Fund, Inc., who
executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


Dated:  August 21, 1995.

                                          ---------------------------------
                                          Louis R. Proyect, Vice President




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